EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 18, 2005 accompanying the consolidated financial statements of Cadus Corporation and subsidiary included in the Annual Report of Cadus Corporation of Form 10-K for the year ended December 31, 2005. We hereby consent to incorporation by reference of said report in the Registration Statements of Cadus Corporation on Forms S-8 (File No. 333-21871, effective February 14, 1997 and File No. 333-58151, effective June 30, 1998).


/s/ GRANT THORNTON LLP

New York, New York
March 29, 2006